                         Modification of Lease Agreement

         Agreement made this 28th day of December, 2000 by and between WE'RE ASSOCIATES COMPANY, a New York partnership with offices at 100 Jericho Quadrangle, Jericho, New York 11753 ("Landlord") and INTERDIGITAL COMMUNICATIONS CORPORATION, with offices located at 781 Third Avenue, King of Prussia, PA 19406 ("Tenant").

                              W i t n e s s e t h :

         Whereas, Landlord and Tenant entered into an Agreement of Lease dated as of November 25, 1996 (the "Lease") covering space in the building known as Two Huntington Quadrangle, Melville, NY (the "Premises"); and

         Whereas, Tenant desires to surrender to Landlord, and Landlord desires to take back from Tenant, a portion of the demised premises (the "Surrender Premises") consisting of 11,090 rentable square feet as shown on Exhibit 1 annexed hereto and made a part hereof; and

         WHEREAS, Tenant desires to retain and Landlord desires to lease to Tenant the remainder of the demised premises consisting of 56,125 rentable square feet (the "Remainder Premises) as shown on Exhibit 1a annexed hereto and made a part hereof; and

         WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to amend the Lease in certain other respects; and

         Whereas, the parties hereto desire to amend the Lease as herein set forth.

         Now, Therefore, effective as of the later of February 1, 2001 or "substantial completion" of the Remainder Premises as hereinafter defined, (the "Effective Date") the parties hereto agree as follows:

         1. Tenant shall quit, vacate and surrender the Surrender Space on or before the Effective Date, provided there is "substantial completion" by the Landlord of the unimproved space on the fourth floor to accommodate the transferal of Tenant's employees from the Surrender Premises and Tenant has a reasonable period of time to move from the Surrender Premises to the unimproved area, which shall be modified and improved by Landlord as provided herein.

         2. On the Effective Date, Article "1" of the Lease is amended to provide that the demised premises shall not include the Surrender Premises, but shall only include the Remainder Premises.

         3. On the Effective Date, Article "2" of the Lease is amended by changing the Expiration Date from "February 28, 2002" to "February 28, 2007".

         4. On the Effective Date, Article "3" of the Lease is deleted in its entirety and replaced as follows:

                           "RENT"
                           3. The annual rental rate payable by Tenant shall be $1,011,933.75. The Tenant agrees to pay in equal monthly installments in advance on the first day of each calendar month during the Demised Term at the office of Landlord, except that Tenant shall pay the first monthly installment on execution hereof. Tenant shall pay the rent as above and as hereinafter provided, without any set off or deduction whatsoever.

         5. On the Effective Date, Article "11.A" of the Lease is amended as follows:

                  a. the percentage "19.009%" in the fourth line thereof is deleted and replaced with the percentage "15.873%"

                  b. the figure "67,215" in the fifth line thereof is deleted and replaced with the figure "56,125"

         6. Article 11.B shall continue to apply to the Remainder Premises. The annual rental rate for the Lease Year commencing January 1, 2002 shall be calculated as follows:

                           ($1,011,933.75 x 3.5%) + 1,011,933.75 = $1,047,351.43

         7. Article "47" of the Lease shall continue in full force and effect. Tenant shall have the right, as provided in Article 47, to extend the term of the Lease for one successive period of five (5) years, after the New Expiration Date of February 28, 2007.

         8. Article 49 of the Lease shall continue in full force and effect as if February 28, 2007 was the original Expiration Date of the Lease.

         9. Landlord shall, at its expense, perform the work and make the alterations, improvements and installations in accordance with the plan mutually agreed upon by the Landlord and Tenant, for the eight thousand (8,000) square feet of the demised premises on the fourth floor, that is currently unimproved, including, but not limited to, a gym, dressing rooms, four showers, offices, conference rooms and other office space, as indicated on said plan (the "Fourth Floor Space"). A copy of said plan is attached hereto, made a part hereof, and numbered Exhibit 2. In addition, Landlord, at its expense, shall reconfigure, alter and improve the new reception area on the fourth floor in accordance with
Exhibit 3, which is attached hereto and made a part hereof. Finally, Landlord shall make the alterations, improvements and installations to the current fourth floor area which includes the lab, existing storage and existing conference room areas, which area is marked in red on Exhibit 4, by subdividing the area into at least three separate labs, a new conference room and offices, as agreed, provided further, Landlord shall pay for any reasonable adjustment in area reconfigurations to said area requested by the Tenant prior to commencement of the improvements or installations.

         10. Landlord shall, at its expense, repaint the demised premises, using Building standard materials; re-carpet and re-wallcover the areas marked in black on Exhibit 5 which is attached hereto and made a part hereof; replace the water fountains on the third and fourth floors; reconfigure the bathrooms on the third floor so that other tenant(s) on the third floor do not have access to the Remainder Premises; convert the current conference room and office on the third floor to a new shipping room as indicated on Exhibit 6 attached hereto and made a part hereof; reconfigure and improve the conference area and offices in the section on the third floor as provided on Exhibit 7 attached hereto and made a part hereof; improve the elevator lobby area on the third and fourth floors in a manner comparable to the elevator lobby on the first floor; and improve the elevator service in the building by updating the cabs (completed) and replacing electronic control panels and replacing all floor leveling devices (2 elevators are completed, one is currently being worked on).

         11. It is expressly agreed that all of the alterations, improvements and installations provided in this Amendment to the Lease Agreement, shall be completed on or before April 1, 2001.

         12. If Tenant fails to surrender the Surrender Premises on or before the Effective Date, provided Landlord has completed the new executive area on the fourth floor as provided herein and Tenant has a reasonable period of time to relocate its employees from the third floor to the new Fourth Floor Space, Tenant agrees to indemnify and save harmless Landlord from any and all claims or liability incurred as a result thereof and shall continue to pay rent and additional rent on Surrender Premises up to and including the date of surrender of Surrender Premises.

         13. The alterations, improvements and installations provided in this Lease Amendment, shall include, but not be limited to, those listed in Exhibit 8, provided however, if there are any other alterations and/or improvements required which are shown on the plans and are necessary to complete the work indicated herein or to complete the project at a level of workmanship and/or materials at least equivalent to the area currently being leased by Tenant, Landlord shall, at its expense, complete said alterations and improvements in addition to those listed in Exhibit 8. The alterations, improvements; and installations listed in Exhibit 8 shall be provided at Landlord's sole cost and expense even if the cost and expense is in excess of the amount stated in
Exhibit 8.

         14. Where possible and practical, any improvements previously added to the third floor executive area or any other area by Tenant at its expense (e.g., oak doors, glass partitions, supplemental air conditioning etc.), shall be utilized in the new offices, provided by the Landlord in the Fourth Floor Space, if so requested by Tenant.

         15. Tenant represents and warrants to Landlord that no broker other than Corporate National Realty, Inc. has been utilized in the transaction covered hereby and Landlord shall be responsible for the payment of any brokerage fee, if any, due to Corporate National Realty, Inc.

Except as amended hereby, the Lease remains, and shall remain, in full force and effect including base years for escalations pursuant to Article 11.A and B, and each and every term, condition and provision thereof is hereby confirmed, ratified and continued.

         In Witness Whereof, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       WE'RE ASSOCIATES COMPANY


                                       By: /s/Bennett Rechler
                                           -----------------------------------
                                            Operating Partner


                                       INTERDIGITAL COMMUNICATIONS CORPORATION


                                       By:  /s/R.J. Fagan
                                            ------------------------------

                      (Print Name)     Richard J. Fagan
                                       ---------------------------

                      (Print Title)    EVP & CFO
                                       -----------------------------------

STATE OF PENNSYLVANIA   )
                                         :ss.:
COUNTY OF MONTGOMERY)


         On the 27 day of December, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard J. Fagan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the agreement.



                                    /s/Jessica Bickley
                                    ------------------
                                    Notary Public

STATE OF NY                )
                                    : ss.:
COUNTY OF  NASSAU )


         On the 28th day of Dec., 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Bennett Rechler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the agreement.



                                    /s/Elizabeth Rose
                                    -----------------
                                    Notary Public